UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):
December 26, 2024

JANOVER INC.
(Exact name of registrant as specified in its charter)

Delaware	001-41748	83-2676794
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

6401 Congress Avenue, Suite 250 Boca Raton, Florida	33487
(Address of registrant’s principal executive office)	(Zip code)

(561) 559-4111
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.00001 per share	JNVR	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company
☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 3.03. Material Modification to Rights of Security Holders.

To the extent required by Item 3.03 of Form 8-K, the information contained in Item 8.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

To the extent required by Item 5.03 of Form 8-K, the information contained in Item 8.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 8.01. Other Events

On December 30, 2024, Janover Inc. (the “Company”) effected a one-for-eight (1:8) reverse stock split of all issued and outstanding shares of the Company’s common stock, par value $0.00001 per share (the “Common Stock”) effective as of 12:01 a.m. Eastern Time on December 30, 2024 (the “Reverse Stock Split”),
vide
 a Certificate of Amendment to the Amended and Restated Certificate of Incorporation of Janover Inc. (the “Certificate of Amendment”) filed with the Secretary of State of Delaware on December 27, 2024, and deemed effective on December 30, 2024 at 12:01 a.m. Eastern Time. The Reverse Stock Split was intended to bring the Company into compliance with the $1.00 minimum bid price requirement for continued listing on the NASDAQ Capital Market, as required by Nasdaq Listing Rule 5550(a)(2).

As a result of the Reverse Stock Split, every eight (8) shares of issued and outstanding Common Stock combined into one (1) validly issued, fully paid and nonassessable share of Common Stock. The Reverse Stock Split uniformly affected all issued and outstanding shares of Common Stock and did not alter any stockholder’s percentage ownership interest in the Company, except to the extent that the Reverse Stock Split resulted in the fractional interests. No fractional shares were issued in connection with the Reverse Stock Split. Stockholders who otherwise were entitled to receive fractional shares of Common Stock were automatically entitled to receive an additional fraction of a share of common stock to round up to the next whole share, at a participant level. Proportional adjustments have also been made to the Company’s outstanding warrants, stock options, and convertible securities, as well as to the reserves available pursuant to the terms of the Company’s 2021 and 2023 Equity Incentive Plans to reflect the Reverse Stock Split, in each case, in accordance with the terms thereof.

The Reverse Stock Split reduced the number of shares of Common Stock issued and outstanding from 11,313,644 to 1,414,206 shares of Common Stock. The number of authorized shares of Common Stock did not change by the Reverse Stock Split.

The Company’s transfer agent, Colonial Stock Transfer Company, Inc. (“Colonial”) acted as the exchange agent for the reverse stock split. Stockholders who hold their shares in brokerage accounts or “street name” are not required to take any action to effect the exchange of their shares.

The Common Stock started trading on a split-adjusted basis on the NASDAQ Capital Market at the market open on December 30, 2024. The trading symbol for the Common Stock remains “JNVR.” Following the Reverse Stock Split, the CUSIP for the Company’s Common Stock is 47100L 301.

The description of the Certificate of Amendment and the Reverse Stock Split is qualified in its entirety by reference to the text of the Certificate of Amendment, which is filed as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference.

On December 26, 2024, the Company issued a press release announcing the Reverse Stock Split. The full text of the Company’s press release issued in connection with the foregoing matter is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

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Item 9.01 Financial Statements and Exhibits.

(d)
Exhibits
.

Exhibit No.	Description
3.1	Certificate of Amendment to Certificate of Incorporation of Janover Inc.
99.1	Press Release, dated as of December 26, 2024.

Forward Looking Statements

This Current Report contains forward-looking statements that involve risks and uncertainties intended to be covered by the safe harbor for “forward-looking statements” provided by the Private Securities Litigation Reform Act of 1995, as amended. All statements other than statements of current or historical fact contained in this Current Report, including statements regarding the Company’s expected timeline for compliance with the Nasdaq’s Corporate Governance Rules, are forward-looking statements. The words “anticipate,” “believe,” “continue,” “should,” “estimate,” “expect,” “intend,” “may,” “plan,” “project,” “will,” and similar expressions, as they relate to the Company, are intended to identify forward-looking statements. The Company has based these forward-looking statements on the current expectations about future events held by management. While the Company believes these expectations are reasonable, such forward-looking statements are inherently subject to risks and uncertainties, many of which are beyond the Company’s control. The Company’s actual future results may differ materially from those discussed here for various reasons. Given these uncertainties, you should not place undue reliance on these forward-looking statements. The forward-looking statements included in this Current Report are made only as of the date hereof. We do not undertake any obligation to update any such statements or to publicly announce the results of any revisions to any of such statements to reflect future events or developments.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 30, 2024	JANOVER INC.

	By:	/s/ Blake Janover
	Name:	Blake Janover
	Title:	Chief Executive Officer and President

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